U.S. Gold Corp. Announces Dataram Sale Dividend Distribution Date

-Dividend being paid to legacy shareholders

ELKO, NV, January 18, 2018 – U.S. Gold Corp. (NASDAQ: USAU) today is pleased to announce it has set a distribution date of January 19, 2018 for the special dividend from the sale of the Dataram legacy memory business. Shareholders of record as of May 8, 2017 will be entitled to receive a special dividend equal to $0.208633136944 for each share held on the record date.

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, done by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated,” and “intend,” among others. These forward-looking statements are based on U.S. Gold Corp.’s current expectations, and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: changes in the price of gold and mining industry cost inputs, environmental and regulatory risks, risks faced by junior companies generally engaged in exploration activities, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

For additional information, please contact:

U.S. Gold Corp. Investor Relations:

+1 800 557 4550

ir@usgoldcorp.gold

www.usgoldcorp.gold